UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 25, 2008

(Date of earliest event reported): January 18, 2008

PROS Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0168604
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900 Houston, TX, 77002	(713) 335-5151
(Address of principal executive offices)	(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2008, the Compensation Committee of the Board of Directors of PROS Holdings, Inc. (the “Company”) approved the 2008 Executive and Key Employees Incentive Plan (the “Bonus Plan”) .  The Company’s executive officers and select key employees will participate in the Bonus Plan which is intended to compensate participants for achieving company financial and operational goals.  The Company will make cash payments, to the extent earned, under the Bonus Plan in the first quarter following the completion of fiscal 2008.

The Bonus Plan sets target bonus amounts and performance criteria for participants.  The performance criteria, the criteria’s weighting and the general terms of the Bonus Plan are consistent with the Company’s 2007 Executive and Key Employee Incentive Plan described in the Compensation Discussion and Analysis section of the Company’s Registration Statement on Form S-1 (Registration No. 333-147398), declared effective by the Securities and Exchange Commission on December 5, 2007, except that the performance targets under the Bonus Plan are tied to the Company’s 2008 operating plan and the Compensation Committee set the amount of each executive officer’s potential bonus payment under the Bonus Plan, as a percentage of his base salary, as follows:

Executive officer	At target threshold	At target	At target maximum
Albert E. Winemiller	50%	100%	147%
Charles H. Murphy	40%	80%	117.6%
Ronald F. Woestemeyer	22.5%	45%	66.2%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: March 25, 2008

/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President